CONTACTS

From: Anthony J. DeFazio	For: Brian S. Block, EVP & CFO
Diccicco Battista Communications	American Realty Capital Properties, Inc.
tdefazio@dbcworks.com	bblock@arlcap.com
Ph: (484-342-3600)	Ph: (212-415-6500)

FOR IMMEDIATE RELEASE

American Realty Capital Properties Announces Year-End and Fourth Quarter 2012

Financial Results Release and Conference Call Dates

New York, New York, February 12, 2013 – American Realty Capital Properties, Inc. (“ARCP” or the “Company”) (NASDAQ: ARCP) announced today it will issue its year-end and fourth quarter financial results before market open on Thursday, February 28, 2013. The Company will host a conference call and webcast to discuss its year-end and fourth quarter results on Thursday, February 28, 2013, at 11:00 a.m. Eastern Time. Nicholas S. Schorsch, Chief Executive Officer, and Brian S. Block, Chief Financial Officer, will conduct the call.

Live Conference Call and Webcast Details* Domestic Dial-In Number: 1-888-317-6003

International Dial-In Number: 1-412-317-6061 Canada Dial-In Number: 1-866-284-3684

Conference ID: 7075475

Webcast: http://americanrealtycapitalproperties.com/q4earningscall/

*Participants should dial in 10-15 minutes early.

Conference Call Replay Details
Domestic Dial-In Number: 1-877-344-7529

International Dial-In Number:  1-412-317-0088
Conference ID: 10024506
Date Available: February 28, 2013(one hour after the end of the conference call) to March 29, 2013 at 9:00 AM ET

Important Notice

ARCP is a publicly traded Maryland corporation listed on The NASDAQ Capital Market that qualified as a real estate investment trust for U.S. federal income tax purposes for the taxable year ended December 31, 2011, focused on acquiring and owning single tenant freestanding commercial properties subject to net leases with high credit quality tenants. Additional information about the Company can be found on its website at www.americanrealtycapitalproperties.com.

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words.